Exhibit 99.1

ARUBA NETWORKS REPORTS RECORD FISCAL THIRD QUARTER

2012 FINANCIAL RESULTS

•	Grew Revenue 25 Percent Year-Over-Year to $131.9 million
•	Added Record New Customers in Q3 to Surpass 20,000 Cumulative Customers
•	Increased Cash and Short Term Investments to $316.5 million

SUNNYVALE, Calif., May 17, 2012 – Aruba Networks, Inc. (NASDAQ: ARUN) today released financial results for its fiscal third quarter ended April 30, 2012.

Revenue for Q3’12 was $131.9 million, an increase of 25 percent from the $105.8 million reported in Q3’11. GAAP net income for Q3’12 was $6.0 million, or $0.05 per share, compared with GAAP net income of $3.2 million, or $0.03 per share, for the same period in the previous year.

Non-GAAP net income for Q3’12 was $19.4 million, or $0.16 per share, compared with non-GAAP net income of $18.8 million, or $0.16 per share, in Q3’11. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We are pleased with our solid third quarter results as we grew revenue 25 percent year-over-year to the highest level in our history,” said Dominic Orr, president and chief executive officer. “Our differentiated mobile-centric approach to the access network continues to resonate with both new and existing customers as the global proliferation of mobile devices and the BYOD trend fundamentally change how users securely connect to their enterprise resources. The recent customer wins we made this quarter with our MOVE architecture demonstrate the power of our platform to expand within our current customer base and win new accounts.”

“Gross margins were above our guidance range and we continued to show leverage in our operating expenses,” said Michael Galvin, Aruba’s chief financial officer. “Total cash and short-term investments increased more than $40 million, including record cash flow from operations of $28 million.”

Recent Highlights

•

Introduces Aruba ClearPass. Creates first Bring Your Own Device (BYOD) solution to securely provision and onboard iOS, Android, Mac OSX and Windows 7 Mobile devices on any network. The Aruba ClearPass solution is designed to simplify and automate the secure provisioning of mobile devices on any enterprise network and to enable IT organizations to both drive down mobility services management costs and rapidly scale to address the BYOD phenomenon.

•

Copenhagen, Denmark Deploys Wireless Network Based on Mobile Virtual Enterprise (MOVE). The Government of the City of Copenhagen in Denmark has deployed a wireless network based on Aruba’s MOVE architecture in order to deliver wireless and remote connectivity to employees. The city found that choosing Aruba would lead to overall lower operational and on-going costs, while delivering an infrastructure that can be deployed anywhere, is easy to manage, and very reliable regardless of the location.

•

Brandeis University Replaces Cisco and Juniper Access Switches with Aruba Networks. The university made a campus-wide decision to replace Juniper and Cisco access switches with Aruba S3500 Mobility Switches after rigorous head-to-head testing and production network use of each.

•

Public School System Implements MOVE. The Howard County Public School System of Maryland will be deploying Aruba’s multimedia-grade access network solutions with a system-wide 802.11n wireless network based on Aruba’s MOVE architecture using S3500 Mobility Switches.

•

MOVE on Norway’s Hurtigruten Cruise and Shipping Lines. Deployed a new mobile network based on Aruba’s MOVE architecture in order to deliver Wi-Fi and guest access services to employees and passengers. A typical installation on a Hurtigruten ship is comprised of Aruba’s Mobility controller and 802.11n wireless access points where passengers can self-register for guest access using Aruba’s ClearPass Guest visitor management solution, also installed on each ship.

•

MOVE in Health Care. Beaumont Health System is now able to see more patients in a day with their workflow greatly simplified and the unit more productive using Aruba’s mobile access network based on Aruba’s MOVE architecture. It will be used for communications and data transmission with its mobile Magnetic Resonance Imaging (MRI) and Positron Emission Tomography (PET) unit that is enclosed in a large, specially designed trailer, that serves Beaumont’s community based medical centers. The Aruba wireless access network is used to deliver all of the images, which can number up to 300 per patient, from the unit to the hospital’s picture archiving and communication system (PACS) and also carries IP voice traffic.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its fiscal third quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Open to the public, investors may access the call by dialing +1-480-629-9760. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4537751. International parties can access the replay at +1-303-590-3030 and should enter passcode 4537751.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about our expectation that employees will continue to bring their own devices to work, resulting in increased demand for our enterprise mobility solutions, and expansion of our product portfolio.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; and (2) changes in overall information technology spending; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2012, which was filed with the SEC on March 8, 2012, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the Company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.

# # #

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks dramatically improves productivity and lowers capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook.

© 2012 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.

# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Michael Galvin	Chris Danne, Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@arubanetworks.com	ir@arubanetworks.com

Aruba Networks, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 30, 2012	July 31, 2011
Assets

Current assets:
Cash and cash equivalents	$120,054	$80,773
Short-term investments	196,454	153,185
Accounts receivable, net	83,558	68,598
Inventory	20,546	29,895
Deferred costs	8,696	6,999
Prepaids and other	15,616	5,097
Deferred income tax assets	31,120	53,310

Total current assets	476,044	397,857
Property and equipment, net	17,701	14,772
Goodwill	56,747	33,143
Intangible assets, net	27,663	20,863
Deferred income tax assets, non-current	21,929	20,143
Other assets	14,270	2,093

Total non-current assets	138,310	91,014

Total assets	$614,354	$488,871

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,425	$11,278
Accrued liabilities	54,233	61,461
Income taxes payable	1,221	767
Deferred income tax liability	76	—
Deferred revenue	70,978	54,451

Total current liabilities	130,933	127,957
Deferred income tax liability, non-current	3,305	815
Deferred revenue, non-current	20,360	14,000
Other liabilities	950	757

Total non-current liabilities	24,615	15,572

Total liabilities	155,548	143,529

Stockholders’ equity
Common Stock: $0.0001 par value; 350,000 shares authorized at April 30, 2012 and July 31, 2011; 111,814 and 104,905 shares issued and outstanding at April 30, 2012 and July 31, 2011, respectively	11	10
Additional paid-in capital	570,959	450,147
Accumulated other comprehensive income (loss)	(1,401)	127
Accumulated deficit	(110,763)	(104,942)

Total stockholders’ equity	458,806	345,342

Total liabilities and stockholders’ equity	$614,354	$488,871

Aruba Networks, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2012	2011	2012	2011
Revenue:
Product	$110,531	$89,415	$317,632	$237,719
Professional services and support	21,111	16,186	59,286	44,588
Ratable product and related professional services and support	252	150	603	449

Total revenue	131,894	105,751	377,521	282,756
Cost of revenue:
Product	34,014	29,964	96,535	76,199
Professional services and support	5,484	4,167	15,060	10,615
Ratable product and related professional services and support	13	—	13	10

Total cost of revenue	39,511	34,131	111,608	86,824

Gross profit	92,383	71,620	265,913	195,932

Operating expenses:
Research and development	27,383	22,799	79,776	61,521
Sales and marketing	49,974	40,916	145,309	111,266
General and administrative	11,723	10,319	35,521	27,690

Total operating expenses	89,080	74,034	260,606	200,477

Operating income (loss)	3,303	(2,414)	5,307	(4,545)
Other income (expense), net
Interest income	301	284	876	758
Other income (expense), net	(675)	5,608	2,883	7,191

Total other income (expense), net	(374)	5,892	3,759	7,949

Income before income taxes	2,929	3,478	9,066	3,404
Provision for (benefits from) income taxes	(3,099)	277	14,887	901

Net income (loss)	$6,028	$3,201	$(5,821)	$2,503

Shares used in computing net income (loss) per common share, basic	110,236	102,055	108,086	98,962
Net income (loss) per common share, basic	$0.05	$0.03	$(0.05)	$0.03
Shares used in computing net income (loss) per common share, diluted	121,895	119,367	108,086	116,289
Net income (loss) per common share, diluted	$0.05	$0.03	$(0.05)	$0.02

Aruba Networks, Inc.

Consolidated Statements of Operations

(GAAP to Non-GAAP Reconciliation)

(In thousands, except per share data)

(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2012	2011	2012	2011
GAAP net income (loss)	$6,028	$3,201	$(5,821)	$2,503
Plus:
a) Stock-based compensation expenses	19,784	17,595	61,973	45,827
b) Payroll taxes on stock-based compensation expenses	1,383	1,694	2,429	2,686
c) Amortization expense of acquired intangible assets and other acquisition related expenses	2,724	2,211	7,346	6,010
d) Change in valuation of contingent rights liability	246	(5,887)	(2,992)	(7,991)
e) Income tax effect of non-GAAP exclusions	(10,793)	—	(7,483)	—

Non-GAAP net income	$19,372	$18,814	$55,452	$49,035

GAAP net income (loss) per common share	$0.05	$0.03	$(0.05)	$0.02
Plus:
a) Stock-based compensation expenses	$0.17	$0.15	$0.57	$0.40
b) Payroll taxes on stock-based compensation expenses	$0.01	$0.01	$0.02	$0.02
c) Amortization expense of acquired intangible assets and other acquisition related expenses	$0.02	$0.02	$0.07	$0.05
d) Change in valuation of contingent rights liability	$0.00	$(0.05)	$(0.03)	$(0.07)
e) Income tax effect of non-GAAP exclusions	$(0.09)	$—	$(0.07)	$—

Non-GAAP net income per common share	$0.16	$0.16	$0.51 *	$0.42

Shares used in computing diluted GAAP net income (loss) per common share	121,895	119,367	108,086	116,289
Shares used in computing diluted non-GAAP net income per common share	121,895	119,367	108,086	116,289

* For the nine months ended April 30, 2012, dilutive shares have been excluded from calculating GAAP and Non-GAAP net income (loss) per share to provide comparability between GAAP and non-GAAP results. Including the effects of dilutive shares, the Non-GAAP net income per share would have been $0.46.

Aruba Networks, Inc.

Consolidated Statements of Operations

As a Percentage of Total Revenue

(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2012	2011	2012	2011
Revenue:
Product	83.8%	84.6%	84.1%	84.1%
Professional services and support	16.0%	15.3%	15.7%	15.8%
Ratable product and related professional services and support	0.2%	0.1%	0.2%	0.1%

Total revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue:
Product	25.8%	28.3%	25.6%	26.9%
Professional services and support	4.2%	4.0%	4.0%	3.8%
Ratable product and related professional services and support	0.0%	0.0%	0.0%	0.0%

Total cost of revenue	30.0%	32.3%	29.6%	30.7%

Gross profit	70.0%	67.7%	70.4%	69.3%

Operating expenses:
Research and development	20.7%	21.5%	21.1%	21.8%
Sales and marketing	37.9%	38.7%	38.5%	39.3%
General and administrative	8.9%	9.8%	9.4%	9.8%

Total operating expenses	67.5%	70.0%	69.0%	70.9%

Operating income (loss)	2.5%	(2.3%)	1.4%	(1.6%)
Other income (expense), net
Interest income	0.2%	0.3%	0.2%	0.3%
Other income (expense), net	(0.4%)	5.3%	0.8%	2.5%

Total other income (expense), net	(0.2%)	5.6%	1.0%	2.8%

Income before income taxes	2.3%	3.3%	2.4%	1.2%
Provision for (benefits from) income taxes	(2.3%)	0.3%	3.9%	0.3%

Net income (loss)	4.6%	3.0%	(1.5%)	0.9%

Aruba Networks, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended April 30,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(5,821)	$2,503
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,217	10,963
Provision for doubtful accounts	17	4
Write downs for excess and obsolete inventory	3,845	2,445
Compensation related to stock options and share awards	61,973	45,828
Accretion of purchase discounts on short-term investments	869	997
Loss (gain) on disposal of fixed assets	539	(6)
Change in carrying value of contingent rights liability	(2,992)	(7,991)
Deferred income taxes	20,862	—
Recovery of escrow funds	(702)	—
Excess tax benefit associated with stock-based compensation	(11,648)	(15)
Changes in operating assets and liabilities:
Accounts receivable	(14,635)	(23,674)
Inventory	3,694	(7,211)
Prepaids and other	(11,214)	(873)
Deferred costs	(2,113)	(1,252)
Other assets	(11,572)	(426)
Accounts payable	(7,206)	(1,099)
Deferred revenue	22,884	6,451
Other current and noncurrent liabilities	(273)	8,009
Income taxes payable	10,051	138

Net cash provided by operating activities	70,775	34,791

Cash flows from investing activities
Purchases of short-term investments	(136,524)	(81,511)
Proceeds from sales of short-term investments	48,030	19,876
Proceeds from maturities of short-term investments	44,200	51,030
Purchases of property and equipment	(8,805)	(5,776)
Proceeds from sale of property and equipment	—	14
Cash paid in purchase acquisitions, net of cash acquired	(21,086)	(4,303)

Net cash used in investing activities	(74,185)	(20,670)

Cash flows from financing activities
Proceeds from issuance of common stock	31,186	31,856
Excess tax benefit associated with stock-based compensation	11,648	15

Net cash provided by financing activities	42,834	31,871

Effect of exchange rate changes on cash and cash equivalents	(143)	(1)

Net increase in cash and cash equivalents	39,281	45,991
Cash and cash equivalents, beginning of period	80,773	31,254

Cash and cash equivalents, end of period	$120,054	$77,245

Supplemental disclosure of cash flow information
Income taxes paid	$4,986	$781
Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisitions	$12,000	$30,691
Contingent rights issued in purchase acquisition	$—	$9,486